BARGAIN AND SALE DEED
                              ---------------------


     This Bargain and Sale Deed (the "Deed") is dated the 11th day of April, 1996, among the State of Colorado, acting by and through the State Board of Land Commissioners (the "Land Board"), whose address is 620 Centennial Building, 1313 Sherman Street, Denver, Colorado 80203, and Rangeview Metropolitan District, a quasi-municipal corporation and political subdivision of the State of Colorado, acting by and through its water activity enterprise ("Rangeview"), whose address is 141 Union Boulevard, Suite 150, Lakewood, Colorado 80228 (Rangeview and Land Board being collectively referred to herein as "Grantors"), and Pure Cycle Corporation, a Delaware corporation ("Grantee"), whose address is 5650 York Street, Commerce City, Colorado 80022.

     WITNESSETH, that Rangeview, for and in consideration of delivery from Pure Cycle to Rangeview of Rangeview Metropolitan District Water Revenue Bonds, Series 1988M, Rangeview Metropolitan District Water Revenue Notes, Series 1988A-L, Rangeview Metropolitan District Water Revenue Notes, Series 1987A-L, and other good and valuable consideration, the receipt of which is hereby acknowledged by Rangeview; and the Land Board, for and in consideration of (a) Rangeview's agreement to obtain and extinguish all said notes and bonds, (b) other consideration contained in the Amended and Restated Lease Agreement No. S-37280, dated April 11, 1996 between Rangeview and the Land Board, which Lease is recorded with the Arapahoe County Clerk and Recorder at Book No. A6097802,
                                                                       --------
Page  No. _______ (Reception No. A6097802) (the "Lease"), and (c) other good and
                                 --------
valuable consideration, the receipt of which is hereby acknowledged by the Land Board; do hereby severally grant, bargain, sell, convey, assign and confirm unto Grantee, its successors and assigns forever, the Export Water (as that term is defined in the Lease) which is located on and under that certain real property consisting of approximately 24,567.21 acres, more or less, according to U.S. Government survey, in Arapahoe County, Colorado, more particularly described as follows (the "Lowry Range"):

          Township  5  South,  Range  64  West  of  the  6th  P.M.,
          --------------------------------------------------------
          Sections  7  through  10:  all;
          Sections  15  through  22:  all;
          Sections  27  through  34:  all.

          Township  4  South,  Range  65  West  of  the  6th  P.M.,
          --------------------------------------------------------
          Sections  33:  all  and  34:  all.

          Township  5  South,  Range  65  West  of  the  6th  P.M.,
          --------------------------------------------------------
          Section 3: all; Sections 10 through 15: all, less certain surface rights granted for the Aurora Reservoir (but including the water under the Aurora Reservoir) in Section 15; Sections 22 through 27: all, less certain surface rights granted for the Aurora Reservoir (but including the water under the Aurora Reservoir) in Section 22; Sections 35 and 36: all; Section 34: north 2,183.19 feet.

          Township  5  South,  Range  66  West  of  the  6th  P.M.,
          --------------------------------------------------------
          Section  36:  all

(a  street  address  of  the  Lowry  Range  does  not  exist);

     TOGETHER  WITH  all  rights  afforded  to the Export Water under the Lease;

     SUBJECT TO the reservations, exceptions, terms, and conditions, including, without limitation, provisions concerning royalty payments, quality of water, abandonment, shared use of transmission lines and facilities, default and termination of rights to Export Water, set forth in the Lease, which reservations, exceptions terms and conditions, and the rights of the Land Board and Rangeview with respect thereto, shall not be modified or superseded by any provision in this Deed, it being understood and agreed that the provisions hereof are merely cumulative of the provisions of the Lease;

     FURTHER SUBJECT TO rights of first refusal, if any such rights exist, to the Export Water which may be held by the County of Arapahoe, Colorado, or East Cherry Creek Valley Water and Sanitation District;

     AND SUBJECT FURTHER TO the covenants, conditions and restrictions set forth herein and in the water decrees by which such water is adjudicated, which decrees shall remain in the name of the Land Board subject to the provisions of the Lease;

     TO HAVE AND TO HOLD the Export Water, and its appurtenances, unto Grantee, its successors and assigns forever.


ARTICLE  I

                                     Decrees
                                     -------

     Rangeview represents that the following water decrees currently adjudicate the water rights of which the Export Water is a part:

          Case Nos. 83CW330, 83CW373, 89CW048, and 89CW164, District Court, Water Division 1, and plan for augmentation to allow use of not nontributary Denver aquifer groundwater as pending in Case No. 94CW048, and application to change decreed well locations as pending in Case No. 94CW049, District Court, Water Division 1.


ARTICLE  II

Royalties  and  Reporting
-------------------------

     2.1     Payment  to  Land Board.  As between Rangeview and Grantee, Grantee
             -----------------------
shall be responsible for and shall timely pay directly to the Land Board all royalties payable to the Land Board by the Export Water Purchaser (as that term is defined in the Lease) pursuant to the Lease. Notwithstanding the foregoing, Rangeview may, at its option, pay to the Land Board any royalties due but not paid by Grantee on the Export Water in order to prevent a default under the Lease. In such case, Rangeview shall be entitled to interest on any royalties paid by Rangeview on the Export Water at the rate of two percent (2%) per month from the date paid by Rangeview and Rangeview may exercise any other remedies it may have, including its termination rights under Section 6.6 of the Lease.

     2.2     Reporting.  In  addition  to  any  requirements  under  the  Lease,
             ---------
Grantee  shall  prepare  the  following  reports:

          (a) Grantee shall report to Rangeview the quantity of Export Water delivered (including any recharged or stored water pursuant to Section 6.2(a) of the Lease), the exact amount of Gross Revenues or, if applicable, Retail Sales Price (as those terms are defined in the Lease) relating to the sale or other disposition of Export Water, and the entity to whom the Export Water was delivered. The report shall be due within twenty (20) days after the end of each calendar year, until such time as Rangeview notifies Grantee that production of Export Water and Non-Export Water (as defined in the Lease) has reached 500 acre feet in a calendar year, and thereafter, on or before the twentieth (20th) day following the end of each calendar quarter during the term of the Lease.

          (b) Grantee shall prepare and keep full, complete, and proper books, records and accounts of all Export Water (including any recharged or stored water pursuant to Section 6.2(a) of the Lease) sales or dispositions and shall document such transactions as may be required by law. Said books, records, and accounts of Grantee shall be open at all reasonable times, upon ten (10) days' prior written notice, to the inspection of Rangeview, the Land Board and their respective representatives who may, at Rangeview's or the Land Board's expense, as applicable, copy or extract all or a portion of said books, records, and accounts for a period of up to five (5) years after the date such books, records and accounts are made. The Land Board's right to inspection shall not prejudice the Land Board's right to collect payments due pursuant to the Lease. Rangeview or the Land Board may, upon no less than fourteen (14) days' prior written notice to Grantee, cause a partial or complete audit of the entire records and operations of Grantee for a five (5) year period preceding the date of the audit relating to the use of Export Water pursuant to this Deed to be made at Rangeview's or the Land Board's expense, as applicable, by an auditor selected by Rangeview or the Land Board, as applicable. Within fourteen (14) days following Rangeview's or the Land Board's notice, as applicable, Grantee shall make available to Rangeview's or the Land Board's auditor, as applicable, the books and records the auditor reasonably deems necessary or desirable for the purpose of making the audit. Any deficiency in the payment of royalties determined upon such audit shall be immediately due and payable to the Land Board, together with interest thereon at the rate of two percent (2%) per month from the date or dates such amounts should have been paid. If such deficiency is in excess of two percent (2%) of the royalty previously paid, then Grantee shall pay to the auditing party the actual cost of the audit at the time the deficiency is paid.

ARTICLE  III

General  Provisions
-------------------

     3.1     Notice.  All notices required by this Deed or the Lease shall be in
             ------
writing and shall be delivered to the person to whom the notice is directed at the address set forth below, either in person, by courier service or by United States mail as a certified item, return receipt requested, addressed to the address stated below. Notices delivered in person or by courier service shall be deemed given when delivered to the person to whom the notice is directed. Notices delivered by mail shall be deemed given on the date of delivery as indicated on the return receipt. The parties may change the stated address by giving ten (10) days' written notice of such change pursuant to this Section.

          If  to  Rangeview:

          Rangeview  Metropolitan  District
          141  Union  Boulevard,  Suite  150
          Lakewood,  Colorado  80228
          Attention:  President

          If  to  the  Land  Board:

          Board  of  Land  Commissioners
          Attention:  President
          620  Centennial  Building
          1313  Sherman  Street
          Denver,  Colorado  80203

          and

          Office  of  the  Attorney  General
          Attention:  State  Land  Board  Attorney
          1525  Sherman  Street,  Fifth  Floor
          Denver,  Colorado  80203

          If  to  Grantee:

          Pure  Cycle  Corporation
          5650  York  Street
          Commerce  City,  Colorado  80022
          Attention:  President

     3.2     Construction.  Where  required  for proper interpretation, words in
             ------------
the singular shall include the plural, and the masculine gender shall include the neuter and the feminine, and vice versa, as is appropriate. The article and section headings are for convenience and are not a substantive portion of this Deed. This Deed shall be construed as if it were equally drafted in all aspects by all parties. All capitalized terms herein not otherwise defined shall have the same meaning as provided with respect to such terms in the Lease.

     3.3     Severability.  If  any clause or provision of this Deed is illegal,
             ------------
invalid or unenforceable under present or future laws, then, and in that event, it is the intention of the parties hereto that the remainder of this Deed shall not be affected thereby. It is also agreed that in lieu of each clause or provision of this Deed that is illegal, invalid or unenforceable, there shall be added as a part of this Deed a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     3.4     Governing  Law.  This  Deed  shall  be governed by and construed in
             --------------
accordance  with  the  laws of the State of Colorado and applicable federal law.

     (a).a     No  Oral  Amendment  or Modifications.  No amendments, waivers or
               -------------------------------------
modifications of the terms and provisions contained in this Deed, and no acceptances, consents or waivers by the Land Board or Rangeview under this Deed, shall be valid or binding unless in writing and executed by the party to be bound thereby. Any covenant, condition or restriction contained in this Deed may be terminated, extended, modified or amended, as to the whole of the Export Water or any portion thereof, only by the written consent of the Land Board and Rangeview. No such termination, extension, modification or amendment shall be effective unless and until a proper instrument in writing has been executed and recorded in the records of the Clerk and Recorder of Arapahoe County.

     (a).b     Binding Effect.  This Deed shall be binding upon and inure to the
               --------------
benefit of the parties hereto and their respective successors and assigns. The covenants, conditions, and restrictions contained in this Deed and, where applicable, the Lease, shall be construed as covenants running with the Export Water, and every person who now or hereafter owns or acquires any right, title, estate or interest in or to the Export Water is and shall be conclusively deemed to have consented and to have agreed to every covenant, condition, and restriction contained in this Deed and, where applicable, the Lease, whether or not any reference to such covenant, condition, or restriction is contained in the instrument by which such person acquires an interest in the Export Water.

     IN WITNESS WHEREOF, the Land Board has caused this Deed to be executed by the State Board of Land Commissioners and sealed with the official seal of the Land Board. Rangeview has similarly executed this Deed this 11th day of April,
                                                             -----
1996.

                                        STATE  OF  COLORADO
                                        STATE  BOARD  OF  LAND  COMMISSIONERS


                                       /s/  Maxine  F.  Stewart
                                        ----------------------------------------
                                        Maxine  F.  Stewart,  President



APPROVED  AS  TO  FORM:

GALE  A.  NORTON,  Attorney  General
STEPHEN  K.  ERKENBRACK,  Chief  Deputy  Attorney  General
TIMOTHY  M.  TYMKOVICH,  Solicitor  General


 /s/  Richard  A.  Westfall
-----------------------------------
Richard  A.  Westfall
Special  Deputy  Solicitor  General

State  of  Colorado


                                        RANGEVIEW  METROPOLITAN  DISTRICT,
                                        ACTING  BY  AND  THROUGH  ITS WATER
                                        ACTIVITY  ENTERPRISE

ATTEST:

By:  /s/  Mark  Harding                  By:  /s/  Thomas  P.  Clark
   ---------------------------               --------------------------------
Title:  Secretary                        Title:  President
      ------------------------                  -----------------------------

STATE  OF  COLORADO     )
                        )  ss.
COUNTY  OF_Denver       )
           --------

     The foregoing instrument was acknowledged before me this 9th  day of April,
                                                              ---
1996 by Maxine F. Stewart, as President, of the State of Colorado, State Board of Land Commissioners.

     Witness  my  hand  and  official  seal.

     My  commission  expires:   July  28,  1997
                               ----------------


                                        /s/  Kathleen  N.  Akin
                                        ------------------------------
                                        Notary  Public


STATE  OF  COLORADO     )
   City  and            )  ss.
COUNTY  OF    Denver    )
            ----------

     The  foregoing  instrument  was  acknowledged  before me this   9th__day of
                                                                   -----
April,  1996  by   Thomas  P. Clark  , as President, and by  Mark Harding   , as
                 --------------------                       ---------------
Secretary,  of  Rangeview  Metropolitan  District.

     Witness  my  hand  and  official  seal.

     My  commission  expires:   July  17,  1996
                               ----------------------------------------


                                        /s/  Joan  M.  Brennan
                                        -------------------------------
                                        Notary  Public